UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2004

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, MO		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2004, a wholly-owned subsidiary of Peabody Energy Corporation ("Peabody") and the United States Bureau of Land Management ("BLM") executed a coal lease on approximately 3,000 acres of land, including more than 297 million tons of coal, adjacent to Peabody's North Antelope Rochelle Mine, located in Campbell County, Wyoming. The effective date of the lease is September 1, 2004 with a minimum term of 20 years and for so long thereafter as coal is produced in commercial quantities from the leased land.

Peabody made an initial bonus payment of $54.8 million and is obligated to make deferred bonus payments of $54.8 million to the BLM on each of the first four anniversary dates of the lease. The lease also requires the payment of customary production royalties as coal is extracted.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION (Registrant)

September 28, 2004	By:	L. Brent Stottlemyre

Name: L. Brent Stottlemyre
Title: Vice President Finance and Controller